UNITED STATES

SECURITIES and EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 31, 2005

Tengasco, Inc.

(Exact Name of Registrant as specified in its charter)

Commission File Number 0-20975

Tennessee	87-0267438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

603 Main Avenue, Suite 500, Knoxville, Tennessee 37902

(Address of Principal Executive Office

(865) 523-1124

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01         Changes in Registrant’s Certifying Accountant.

    (a)        Previous Independent Auditors

    (i)        Pursuant to its review of outside audit requirements, the Audit Committee of the Board of Directors of the Company requested proposals for its independent auditor services. Pursuant to the award of services to another firm, the Company dismissed BDO Seidman LLP (“BDO”) as its independent accountant on May 31, 2005.

    (ii)        BDO’s audit reports on the financial statements for the years ended December 31, 2003 and 2004 were qualified for an uncertainty as to the Company’s ability to continue as a going concern. BDO’s audit reports for those periods contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles.

    (iii)        During the two most recent fiscal years ended December 31, 2003 and 2004 and the subsequent interim period through May 31, 2005, there were no disagreements with BDO on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

    (iv)        None of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K occurred within the years ended December 31, 2003 and 2004 or within the period from January 1, 2005 through May 31, 2005 except, that on November 12, 2004, BDO advised management and the Audit Committee that it believed a material weakness existed in the Company’s internal controls over financial reporting. The Company disclosed this material weakness in the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2004 and in its Annual Report on Form 10-K for the year ended December 31, 2004. The Company reported that its disclosure controls and procedures were not effective to ensure that material information was recorded, processed, summarized and reported by management of the Company on a timely basis in order to comply with the Company’s disclosure obligations under the Securities Exchange Act of 1934, and the rules and regulations thereunder as to one particular matter. That matter involved an error in the calculation of the estimated fair value of the Company’s mandatory preferred stock for presentation in accordance with Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” Management noted that the matter (i) related principally to the implementation of complex and new calculations under a newly implemented accounting standard, and (ii) that the error described did not result from the failure of the Company’s disclosure controls and procedures to make known to the appropriate officials and auditors the facts concerning the Company’s convertible preferred stock. Management after consulting with BDO determined that this could be remedied by continuing education and professional development of accounting staff on new accounting pronouncements and this would be sufficient to prevent any similar reoccurrence. The Company is continuing to provide necessary and appropriate educational and professional development and such efforts have remediated the material weakness described herein.

    (v)        The Audit Committee of the Board of Directors participated in and approved the decision to change accountants.

    (vi)        The Company has provided BDO with a copy of the foregoing statements and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such statements. A copy of such letter dated June , 2005 is filed as Exhibit 16.1 to this Form 8-K.

    (b)        New Independent Accountants

        The Company engaged Rodefer Moss & Co, PLLC (“Rodifer Moss”) of Knoxville, Tennessee as its new independent auditors as of May 31, 2005. Prior to such date, the Company did not consult with Rodefer Moss regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered by Rodefer Moss on the Company’s financial statements; or (iii) any other matter that was the subject of a disagreement between the Company and its former auditors as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as that term is defined in Item 304(a)(1)(v).

Item 9.01 Financial Statements and Exhibits

(c)          Exhibits

16.1        Letter from BDO Seidman LLP dated June 3, 2005

99.1        Press Release dated June 6, 2005

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: June 6, 2005

         Tengasco, Inc.

By: s/Jeffrey R. Bailey Jeffrey R. Bailey, President